Exhibit 99(c)(3)

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MINUTEMAN INTERNATIONAL

Presentation

March 19, 2004

Kevin Hanson	Ashwin Ramji
Senior Vice President	Manager
213-612-8000 x 321	213-612-8000 x 265
khanson@marshall-stevens.com	aramji@marshall-stevens.com

[LOGO]

Table of Contents

Conclusion of Values
Section I
Information Reviewed
Historical Financial Statements – Balance Sheet
Historical Financial Statements – Income Statement
MMAN Versus Industry
Section II
Comparable Companies
Comparable Companies Market Multiples
Market Approach Analysis
Section III
Working Capital Analysis
Discount Rate Analysis
Assumptions
Discounted Cash Flows
Discounted Cash Flow Analysis

Conclusion of Values

SUMMARY OF VALUES	Value
Comparable Companies Approach	43,176
Market Approach Indication	43,176

Discounted Cash Flow Approach	40,300
Income Approach Indication	40,300

Add:
Cash & Cash Equivalents	4,300

Controlling Interest in Common Equity	46,038
Value per Share	$12.86

Section I

Information Reviewed

For the purpose of this valuation, we have made such due diligence reviews, studies, and analyses as we deemed necessary and pertinent including, but not limited to, the following:

•                  Financial information provided by management

•                  Audited and pro forma historical financial statements

•                  Applied Financial Information’s MergerStat Review

•                  Ibbotson Associates’ Stocks Bonds, Bills and Inflation Valuation Edition Yearbook

•                  Databases of financial information

Historical Financial Statements – Balance Sheet

STATEMENT OF FINANCIAL POSITION (in thousands)	1999	2000	2001	2002	2003
Cash & Cash Equivalents	322	975	416	1,307	836
Marketable Securities	3,332	2,696	6,200	4,900	5,800
Accounts Receivable, Net	15,289	16,501	17,653	15,456	18,155
Inventory, Net	19,067	19,975	18,364	18,856	17,190
Other Current Assets	710	789	914	1,595	1,181
Current Assets	38,720	40,936	43,547	42,114	43,162

Fixed Assets	9,413	9,209	8,480	7,885	7,221
Goodwill & Intangible Assets	5,825	5,513	5,201	5,201	5,201
Other Assets	0	0	0	0	0
Total Assets	53,958	55,658	57,228	55,200	55,584

Long-Term Debt, Current	1,500	1,500	1,500	1,500	1,500
Notes Payable & Other Short-Term Debt	0	0	0	0	0
Accounts Payable	3,359	2,574	2,479	2,037	2,552
Accrued Expenses	3,235	3,369	3,106	3,107	3,384
Other Current Liabilities	0	121	976	0	108
Current Liabilities	8,094	7,564	8,061	6,644	7,544

Long-Term Debt, Non-Current	12,000	10,500	9,000	7,500	6,000
Other Liabilities, Non-Current	265	310	537	940	1,047
Total Liabilities	20,359	18,374	17,598	15,084	14,591

Stockholders’ Equity	33,599	37,284	39,630	40,116	40,993
Total Liabilities & Stockholders’ Equity	53,958	55,658	57,228	55,200	55,584

Historical Financial Statements – Income Statement

STATEMENT OF OPERATIONS (in thousands)	FYE 1999	FYE 2000	FYE 2001	FYE 2002	FYE 2003
Revenues	77,682	84,310	76,122	71,951	74,348
Cost of Sales	53,494	58,309	53,146	50,888	52,034
Gross Income	24,188	26,001	22,976	21,063	22,314
Operating Expenses	14,937	15,765	14,968	16,150	17,554
EBITDA	9,251	10,236	8,008	4,913	4,760
Depreciation & Amortization	1,948	1,978	1,921	1,480	1,406
EBIT	7,303	8,258	6,087	3,433	3,354
Other Expenses/(Income)	475	479	944	927	253
EBT	6,828	7,779	5,143	2,506	3,101
Income Taxes	2,486	2,880	1,638	725	1,088
Net Income	4,342	4,899	3,505	1,781	2,013

MMAN Versus Industry

						Comp. Companies
COMPARABLE COMPANY ANALYSIS	1999	2000	2001	2002	2003	Average	Median

Balance Sheet (Common-Size)

Current Assets	71.8%	73.5%	76.1%	76.3%	77.7%	59.2%	48.2%
Fixed Assets, Net	17.4%	16.5%	14.8%	14.3%	13.0%	28.0%	41.7%
Intangible Assets, Net	10.8%	9.9%	9.1%	9.4%	9.4%	9.5%	13.1%
Other Assets	0.0%	0.0%	0.0%	0.0%	0.0%	3.3%	4.8%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Current Liabilities	15.0%	13.6%	14.1%	12.0%	13.6%	25.9%	32.0%
Long-Term Debt	22.2%	18.9%	15.7%	13.6%	10.8%	7.1%	17.0%
Other Liabilities	0.5%	0.6%	0.9%	1.7%	1.9%	8.4%	4.1%
Stockholders’ Equity	62.3%	67.0%	69.2%	72.7%	73.7%	58.6%	47.8%
Total Liabilities & Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Income Statement (Common-Size)
(TTM Basis)
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	68.9%	69.2%	69.8%	70.7%	70.0%	61.8%	70.3%
Gross Income	31.1%	30.8%	30.2%	29.3%	30.0%	38.2%	29.7%
Operating Expenses	19.2%	18.7%	19.7%	22.4%	23.6%	31.9%	19.5%
EBITDA	11.9%	12.1%	10.5%	6.8%	6.4%	6.3%	10.2%
Depreciation & Amortization	2.5%	2.3%	2.5%	2.1%	1.9%	0.7%	0.0%
EBIT	9.4%	9.8%	8.0%	4.8%	4.5%	5.5%	10.2%
Other Expenses/(Income)	0.6%	0.6%	1.2%	1.3%	0.3%	0.3%	-0.3%
Income Taxes	3.2%	3.4%	2.2%	1.0%	1.5%	1.9%	3.7%
Net Income	5.6%	5.8%	4.6%	2.5%	2.7%	3.4%	6.9%

Section II: Market Approach

Comparable Companies

•                  Chase Corp. (CCF): Provides industrial products to a variety of industries, including wire and cable, construction, and electronics. Its principal products are protective coatings and tape products consisting of insulating and conducting materials for the manufacture of electrical and telephone wire and cable, electrical splicing, and terminating and repair tapes; protective pipe coating tapes and other protectants for valves, regulators, casings, joints, metals, concrete, and wood; protectants for highway bridge deck metal supported surfaces; and moisture protective coatings.

•                  CFC International Inc. (CFCI): Engages in the formulation, manufacture, and marketing of chemically complex, multi layered functional coatings, and holographic technologies. Its five primary types of coated products include holographic products, printed products, pharmaceutical pigmented coatings, security products, and specialty pigmented and simulated metal coatings.

•                  Tennant Co. (TNC): Engages in designing, manufacturing, and marketing cleaning products. The company’s floor maintenance equipment, outdoor cleaning equipment, coatings, and related products are used to clean factories, office buildings, parking lots and streets, airports, hospitals, schools, warehouses, and shopping centers.

Comparable Companies Market Multiples

Comparable Companies	Ticker	EV/Sales	EV/EBITDA	P/E
Chase Corp.	CCF	0.73	5.20	13.20
CFC International Inc.	CFCI	0.88	11.42	17.13
Tennant Co.	TNC	0.79	9.83	23.02

Minimum		0.73	5.20	13.20
1st Quartile		0.76	7.51	15.16
Average		0.79	9.83	17.13
Median		0.80	8.82	17.78
3rd Quartile		0.84	10.63	20.07
Maximum		0.88	11.42	23.02
Selected		0.80	7.50	17.00

Market Approach Analysis

Comparable Companies
Controlling Value of Equity	43,176

TTM Revenues	74,348
EV-to-Revenues	0.80
Enterprise Value	59,478
Total Debt	7,500
Preferred Stock	0
Minority Value of Equity	51,978
Control Premium	5,198
Controlling Value of Equity	57,176

Forecasted 2004 EBITDA	5,799
EV-to-EBITDA	7.50
Enterprise Value	43,494
Total Debt	7,500
Preferred Stock	0
Minority Value of Equity	35,994
Control Premium	3,599
Controlling Value of Equity	39,593

Forecasted 2004 Net Income	2,193
Price-to-Earnings	17.00
Enterprise Value	37,281
Total Debt	7,500
Preferred Stock	0
Minority Value of Equity	29,781
Control Premium	2,978
Controlling Value of Equity	32,759

Section III: Discounted Cash Flow Approach

Working Capital Analysis

WORKING CAPITAL ANALYSIS	FYE 1999	FYE 2000	FYE 2001	FYE 2002	FYE 2003
Working Capital	30,626	33,372	35,486	35,470	35,618
Excess Cash	3,654	3,671	6,616	6,207	6,636
Adjusted Working Capital	26,972	29,701	28,870	29,263	28,982
Short-Term Debt	1,500	1,500	1,500	1,500	1,500
Debt-Free Adjusted Working Capital	28,472	31,201	30,370	30,763	30,482
Percentage of Revenues	36.7%	37.0%	39.9%	42.8%	41.0%

Discount Rate Analysis

COST OF CAPITAL
Cost of Debt	6.86%
x (1 - Marginal Income Tax Rate)	60.0%
After-Tax Cost of Debt	4.12%
x Debt-to-Capital Ratio	20.0%
Weighted After-Tax Cost of Debt	0.82%

Equity Risk Premium	7.00%
x Business Beta	0.36
Business Risk Premium	2.53%
+ Risk-Free Rate	5.06%
+ Company Size Premium	5.67%
+ Additional Risk Premium	0.00%
Cost of Equity	13.26%
x (1 - Debt-to-Capital Ratio)	80.0%
Weighted Cost of Equity	10.61%

Weighted Average Cost of Capital (Rounded)	11.00%

Assumptions

•                  Annual revenue growth = 4.0%.

•                  Cost of sales (as a percentage of revenues) = 70.0%.

•                  Operating expenses (as a percentage of revenues) = 22.5%.

•                  Working capital requirement (as a percentage of revenues) = 40.0% in 2004, 30.0% in 2005, and 20.0% thereafter.

•                  Capital expenditures (as a percentage of revenues) = 1.5%.

•                  Marginal income tax rate = 40.0%.

•                  Long-term growth rate in earnings = 4.0%.

Discounted Cash Flows

DISCOUNTED CASH FLOWS (in thousands)	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Total Sales	77,682	84,310	76,122	71,951	74,348	77,322	80,415	83,631	86,977	90,456	94,074
Revenues	77,682	84,310	76,122	71,951	74,348	77,322	80,415	83,631	86,977	90,456	94,074
Annual Growth Rate		8.5%	-9.7%	-5.5%	3.3%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%

Total Cost of Goods Sold	53,494	58,309	53,146	50,888	52,034	54,125	56,290	58,542	60,884	63,319	65,852
Cost of Sales	53,494	58,309	53,146	50,888	52,034	54,125	56,290	58,542	60,884	63,319	65,852
Percentage of Revenue	68.9%	69.2%	69.8%	70.7%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%
Gross Income	24,188	26,001	22,976	21,063	22,314	23,197	24,124	25,089	26,093	27,137	28,222
Percentage of Revenue	31.1%	30.8%	30.2%	29.3%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%

Cash Operating Expenses	14,937	15,765	14,968	16,150	17,554	17,397	18,093	18,817	19,570	20,353	21,167
Operating Expenses	14,937	15,765	14,968	16,150	17,554	17,397	18,093	18,817	19,570	20,353	21,167
Percentage of Revenue	19.2%	18.7%	19.7%	22.4%	23.6%	22.5%	22.5%	22.5%	22.5%	22.5%	22.5%
EBITDA	9,251	10,236	8,008	4,913	4,760	5,799	6,031	6,272	6,523	6,784	7,056
Percentage of Revenue	11.9%	12.1%	10.5%	6.8%	6.4%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%

Depreciation & Amortization	1,948	1,978	1,921	1,480	1,406	1,400	1,400	1,400	1,400	1,400	1,400
Percentage of Revenue	2.5%	2.3%	2.5%	2.1%	1.9%	1.8%	1.7%	1.7%	1.6%	1.5%	1.5%
EBIT	7,303	8,258	6,087	3,433	3,354	4,399	4,631	4,872	5,123	5,384	5,656
Percentage of Revenue	9.4%	9.8%	8.0%	4.8%	4.5%	5.7%	5.8%	5.8%	5.9%	6.0%	6.0%

Interest Expenses/(Income)	791	608	1,019	959	254	0	0	0	0	0	0
Percentage of Revenue	1.0%	0.7%	1.3%	1.3%	0.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Non-Operating Expenses/(Income)	(316)	(129)	(75)	(32)	(1)	0	0	0	0	0	0
Percentage of Revenue	-0.4%	-0.2%	-0.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
EBT	6,828	7,779	5,143	2,506	3,101	4,399	4,631	4,872	5,123	5,384	5,656
Percentage of Revenue	8.8%	9.2%	6.8%	3.5%	4.2%	5.7%	5.8%	5.8%	5.9%	6.0%	6.0%

Income Taxes	2,486	2,880	1,638	725	1,088	1,760	1,852	1,949	2,049	2,154	2,262
Percentage of Revenue	3.2%	3.4%	2.2%	1.0%	1.5%	2.3%	2.3%	2.3%	2.4%	2.4%	2.4%
Net Income	4,342	4,899	3,505	1,781	2,013	2,639	2,779	2,923	3,074	3,231	3,393
Percentage of Revenue	5.6%	5.8%	4.6%	2.5%	2.7%	3.4%	3.5%	3.5%	3.5%	3.6%	3.6%

Depreciation & Amortization	1,948	1,978	1,921	1,480	1,406	1,400	1,400	1,400	1,400	1,400	1,400
Increase in Working Capital	28,472	2,729	(831)	393	(281)	(1,633)	(6,804)	(7,398)	669	696	724
Percentage of Revenue	36.7%	3.2%	-1.1%	0.5%	-0.4%	-2.1%	-8.5%	-8.8%	0.8%	0.8%	0.8%
Capital Expenditures	1,097	1,462	880	885	742	1,160	1,206	1,254	1,305	1,357	1,411
Percentage of Revenue	1.4%	1.7%	1.2%	1.2%	1.0%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%
Cash Flows from Financing	0	0	0	0	0	0	0	0	0	0	0
Percentage of Revenue	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Free Cash Flows	(23,279)	2,686	5,377	1,983	2,958	4,513	9,777	10,467	2,500	2,578	2,659
Percentage of Revenue	-30.0%	3.2%	7.1%	2.8%	4.0%	5.8%	12.2%	12.5%	2.9%	2.8%	2.8%

Percentage of Cash Flows Received						1.000	1.500	2.500	3.500	4.500	5.500
Discount Rate						0.949	0.855	0.770	0.694	0.625	0.563
Present Value, Free Cash Flow						4,283	8,360	8,063	1,735	1,612	1,498
Percentage of Total Value						9.0%	17.5%	16.9%	3.6%	3.4%	3.1%

Present Value of Free Cash Flows	25,551
Terminal Value	22,249
Enterprise Value	47,800

Discounted Cash Flow Analysis

Discounted Cash Flows
Controlling Value of Equity	40,300

Present Value	25,551
Terminal Value	22,249
Total Debt	7,500
Controlling Value of Equity	40,300

Marshall & Stevens, Inc.

Founded and headquartered in Los Angeles since 1932, Marshall & Stevens, Inc. is one of the world’s oldest and most recognized full-service, independent valuation firms.  Marshall & Stevens’ clientele include publicly and privately held corporations, government agencies, as well as accounting, and law firms, and other professional service firm.  Our services include providing financial advisory and consulting, fairness and solvency opinions, the valuation of business enterprises, intangible assets, real estate, machinery and equipment.

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